                                                                  Rule 424(b)(3)
                                                              Reg. No. 333-46055


                                VECTOR GROUP LTD.

                         SUPPLEMENT DATED JULY 13, 2001
                       TO PROSPECTUS DATED APRIL 13, 2000

                  The Prospectus of Vector Group Ltd. (the "Company") dated April 13, 2000 relating to the Company's common stock, $.10 par value per share (the "Common Stock"), is hereby supplemented as follows:

                              SELLING STOCKHOLDERS

                  The table set forth on page 10 of the Prospectus is supplemented to include information, as of July 13, 2001, concerning the following additional Selling Stockholders.

                                        SHARES OF COMMON      SHARES OF COMMON     NO. OF SHARES OF
                                        STOCK OWNED PRIOR       STOCK BEING       COMMON STOCK OWNED
SELLING STOCKHOLDERS                      TO OFFERING             OFFERED         AFTER OFFERING (1)
--------------------                    ------------------    ----------------    ------------------

Children's Museum of Manhattan               7,939                  7,939                 0



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(1)  The calculation of the number of shares of the Company's common stock owned after the offering assumes the sale of all shares offered hereby.